EXHIBIT 3 (b)

                                 BY-LAWS

                                   of

                            XEROX CORPORATION


                              August 1, 2001



                                ARTICLE I

                         MEETINGS OF STOCKHOLDERS

     SECTION 1. Annual Meetings: A meeting of shareholders entitled to vote shall be held for the election of Directors and the transaction of other business each year in such month and on such day (except a Saturday, Sunday, or holiday) as determined by the Board of Directors.

     SECTION 2. Special Meetings: Special Meetings of the shareholders may be called at any time by the Chairman of the Board, the President or the Board of Directors.

     SECTION 3. Place of Meetings: Meetings of shareholders shall be held at the principal office of the Company or at such other place, within or without the State of New York, as may be fixed by the Board of Directors.

     SECTION 4.  Notice of Meetings:

     (a) Notice of each meeting of shareholders shall be in writing and shall state the place, date and hour of the meeting. Notice of a Special Meeting shall state the purpose or purposes for which it is being called and shall also indicate that it is being issued by or at the direction of the person or persons calling the meeting. If, at any meeting, action is proposed to be taken which would, if taken, entitle shareholders, fulfilling the requirements of Section 623 of the Business Corporation Law to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect.

     (b) A copy of the notice of any meeting shall be given, personally or by mail, not less than ten nor more than sixty days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his or her address as it appears on the record of shareholders, or, if he or she shall have filed with the Secretary a written request that notices to him or her be mailed to some other address, then directed to him or her at such other address.

     (c) Notice of meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him or her.

     SECTION 5.  Quorum and Adjourned Meetings:

     (a) At any Annual or Special Meeting the holders of a majority of the votes of shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the votes of shares of such class or series shall constitute a quorum for the transaction of such specified item of business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

     (b) Despite the absence of a quorum, the shareholders present may adjourn the meeting to another time and place, and it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If after the adjournment, however, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder on the new record date entitled to notice under Section 4 of this Article I of the By-Laws.

     SECTION 6.  Nominations and Business at Meetings:

     At any annual meeting of shareholders, only persons who are nominated or business which is proposed in accordance with the procedures set forth in this
Section 6 shall be eligible for election as Directors or considered for action by shareholders. Nominations of persons for election to the Board of Directors of the Company may be made or business proposed at a meeting of shareholders (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Company entitled to vote at the meeting who complies with the notice and other procedures set forth in this Section 6. Such nominations or business proposals, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company and such business proposals must, under applicable law, be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 120 days nor more than 150 days in advance of the date which is the anniversary of the date the Company's proxy statement was released to security holders in connection with the previous year's annual meeting; provided, that, if the Company did not hold such previous year's annual meeting or if the anniversary date of the current year's annual meeting has been changed by more than 30 days from the date of the previous year's annual meeting, then such shareholder's notice shall be so delivered or mailed and received within a reasonable time before the Company begins to print and mail its proxy statement.

     Such shareholder's notice shall set forth (a) as to each person whom such shareholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of such person on whose behalf such proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made,
(i) the name and address of such shareholder, as they appear on the Company's books and (ii) the class and number of shares of the Company which are beneficially owned by such shareholder. No person shall be eligible for election as a Director of the Company and no business shall be conducted at the annual meeting of shareholders unless nominated or proposed in accordance with the procedures set forth in this Section 6. The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination or proposal was not made in accordance with the provisions of this
Section 6 and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination or proposal shall be disregarded.

     SECTION 7. Organization: At every meeting of the shareholders, the Chairman of the Board, or in his or her absence if the President is a Director, the President, or if the President is not a Director or is absent, a Vice Chairman, or in the absence of such officers, an Executive Vice President designated by the Chairman of the Board, or in the absence of such officers, a person selected by the meeting, shall act as chairman of the meeting. The Secretary or, in his or her absence, an Assistant Secretary shall act as secretary of the meeting, and in the absence of both the Secretary and an Assistant Secretary, a person selected by the meeting shall act as secretary of the meeting.

     SECTION 8.  Voting:

     (a) Whenever any corporate action, other than the election of Directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by law or by the Certificate of Incorporation be authorized by a majority of the votes cast in favor of or against such action at a meeting of shareholders by the holders of shares entitled to vote thereon. An abstention shall not constitute a vote cast.

     (b) Directors shall, except as otherwise required by law, be elected by a plurality of the votes cast at a meeting of shareholders by holders of shares entitled to vote in the election.

     SECTION 9.  Qualification of Voters:

     (a) Every shareholder of record of Common Stock and Series B Convertible Preferred Stock of the Company shall be entitled at every meeting of such shareholders to one vote for every share of Common Stock and Series B Convertible Preferred Stock, respectively, standing in his or her name on the record of shareholders.

     (b) Shares of stock belonging to the Company and shares held by another domestic or foreign corporation of any type or kind, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Company, shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares.

     (c) Shares held by an administrator, executor, guardian, conservator, committee, or other fiduciary, except a trustee, may be voted by him or her, either in person or by proxy, without transfer of such shares into his or her name. Shares held by a trustee may be voted by him or her, either in person or by proxy, only after the shares have been transferred into his or her name as trustee or into the name of his or her nominee.

     (d) Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent or proxy as the By-Laws of such corporation may provide, or in the absence of such provision, as the Board of Directors of such corporation may provide.

     SECTION 10.  Proxies:

     (a) Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him or her by proxy.

     (b) No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

     (c) The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the Secretary or an Assistant Secretary.

     (d) Without limiting the manner in which a shareholder may authorize another person or persons to act for him or her as proxy pursuant to paragraph
(a) of this Section, the following shall constitute a valid means by which a shareholder may grant such authority:

          (1) A shareholder may execute a writing authorizing another person or persons to act for him or her as proxy. Execution may be accomplished by the shareholder or the shareholder's authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

          (2) A shareholder may authorize another person or persons to act for the shareholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be reasonably determined that the telegram, cablegram or other electronic transmission was authorized by the shareholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors shall specify the nature of the information upon which they relied.

     (e) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to paragraph (d) of this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile, telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

     SECTION 11.  Inspectors of Election:

     (a) The Board of Directors, in advance of any shareholders' meeting, shall appoint one or more inspectors to act at the meeting or any adjournment thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed, or if such persons are unable to act at a meeting of shareholders, the person presiding at a shareholders' meeting shall appoint one or more inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability.

     (b) The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

     SECTION 12. List of Shareholders at Meetings: A list of shareholders as of the record date, certified by the Secretary or by the transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

                              ARTICLE II

                          BOARD OF DIRECTORS

     SECTION 1. Power of Board and Qualification of Directors: The business of the Company shall be managed under the direction of the Board of Directors, each of whom shall be at least eighteen years of age.

     SECTION 2.  Number, Term of Office and Classification:

     (a) The Board of Directors shall consist of not less than five nor more than twenty-one members. The number of Directors shall be determined from time to time by resolution of a majority of the entire Board of Directors then in office, provided that no decrease in the number of Directors shall shorten the term of any incumbent Director. At each Annual Meeting of shareholders Directors shall be elected to hold office until the next annual meeting.

     (b) If and whenever six full quarter-yearly dividends (whether or not consecutive) payable on the Cumulative Preferred Stock of any series shall be in arrears, in whole or in part, the number of Directors then constituting the Board of Directors shall be increased by two and the holders of the Cumulative Preferred Stock, voting separately as a class, regardless of series, shall be entitled to elect the two additional Directors at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Cumulative Preferred Stock called as hereinafter provided. Whenever all arrears in dividends on the Cumulative Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarter-yearly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Cumulative Preferred Stock to elect such additional two Directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in dividends), and the terms of office of all persons elected as Directors by the holders of the Cumulative Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the Cumulative Preferred Stock, the Secretary of the Company may, and upon the written request of any holder of the Cumulative Preferred Stock (addressed to the Secretary at the principal office of the Company) shall, call a special meeting of the holders of the Cumulative Preferred Stock for the election of the two Directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the By-Laws for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within twenty days after receipt of any such request, then any holder of Cumulative Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Company. The Directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in place thereof. In case any vacancy shall occur among the Directors elected by the holders of the Cumulative Preferred Stock, a successor shall be elected to serve until the next annual meeting of the shareholders or special meeting held in place thereof by the then remaining Director elected by the holders of the Cumulative Preferred Stock or the successor of such remaining Director.

     (c)  All Directors shall have equal voting power.

     SECTION 3. Organization: At each meeting of the Board of Directors, the Chairman of the Board, or in his or her absence, the President, or in his or her absence, a chairman chosen by a majority of the Directors present shall preside. The Secretary shall act as secretary of the Board of Directors. In the event the Secretary shall be absent from any meeting of the Board of Directors, the meeting shall select its secretary.

     SECTION 4. Resignations: Any Director of the Company may resign at any time by giving written notice to the Chairman of the Board, the President or to the Secretary of the Company. Such resignation shall take effect at the time specified therein or, if no time be specified, then on delivery.

     SECTION 5. Vacancies: Newly created directorships resulting from an increase in the number of Directors and vacancies occurring in the Board of Directors for any reason except the removal of Directors without cause may be filled by a vote of a majority of the Directors then in office, although less than a quorum exists. A Director elected to fill a vacancy shall hold office until the next annual meeting.

     SECTION 6. Place of Meeting: The Board of Directors may hold its meetings at such place or places within or without the State of New York as the Board of Directors may from time to time by resolution determine.

     SECTION 7. First Meeting: On the day of each annual election of Directors, the Board of Directors shall meet for the purpose of organization and the transaction of other business. Notice of such meeting need not be given. Such first meeting may be held at any other time which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

     SECTION 8. Regular Meetings: Regular meetings of the Board of Directors may be held at such times as may be fixed from time to time by resolution of the Board of Directors without notice.

     SECTION 9. Special Meetings: Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President, or by any two of the Directors. Oral, telegraphic or written notice shall be given, sent or mailed not less than one day before the meeting and shall state, in addition to the purposes, the date, place and hour of such meeting.

     SECTION 10. Waivers of Notice: Notice of a meeting need not be given to any Director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her.

     SECTION 11.  Quorum and Manner of Acting:

     (a) If the number of Directors is twelve or more, seven Directors shall constitute a quorum for the transaction of business or any specified item of business. If the number of Directors is less than twelve, a majority of the entire Board of Directors shall constitute a quorum.

     (b) A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place without notice to any Director.

     SECTION 12. Written Consents: Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

     SECTION 13. Participation At Meetings By Telephone: Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

     SECTION 14. Compensation: The Board of Directors shall have authority to fix the compensation of Directors for services in any capacity.

     SECTION 15.  Interested Directors:

     (a) No contract or other transaction between the Company and one or more of its Directors, or between the Company and any other corporation, firm, association or other entity in which one or more of its Directors are directors or officers, or are financially interested, shall be either void or voidable for this reason alone or by reason alone that such Director or Directors are present at the meeting of the Board of Directors, or of a committee thereof, which approves such contract or transaction, or that his or her or their votes are counted for such purpose, provided that the parties to the contract or transaction establish affirmatively that it was fair and reasonable as to the Company at the time it was approved by the Board, a committee, or the shareholders.

     (b) Any such contract or transaction may not be avoided by the Company for the reasons set forth in (a) if

          (1) the material facts as to such Director's interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the Board or committee, and the Board or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote of such interested Director or, if the votes of the disinterested Directors are insufficient for such purpose, by unanimous vote of the disinterested Directors (although common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which approves such contract or transactions), or

         (2) the material facts as to such Director's interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of such shareholders.

      SECTION 16. Loans to Directors: The Company may not lend money to or guarantee the obligation of a Director of the Company unless the particular loan or guarantee is approved by the shareholders, with the holders of a majority of the shares entitled to vote thereon constituting a quorum, but shares held of record or beneficially by Directors who are benefited by such loan or guarantee shall not be entitled to vote or to be included in the determination of a quorum.

                              ARTICLE III

                          EXECUTIVE COMMITTEE

     SECTION 1. How Constituted and Powers: There shall be an Executive Committee, consisting of not less than three nor more than nine Directors, including the Chairman of the Board, the Chairman of the Executive Committee and the President, if the President is a Director, elected by a majority of the entire Board of Directors, who shall serve at the pleasure of the Board. The Executive Committee shall have all the authority of the Board, except it shall have no authority as to the following matters:

     (a) The submission to shareholders of any action that needs shareholders' authorization.

     (b)  The filling of vacancies in the Board or in any committee.

     (c) The fixing of compensation of the Directors for serving on the Board or on any committee.

     (d)  The amendment or repeal of the By-Laws, or the adoption of new By-
Laws.

     (e) The amendment or repeal of any resolution of the Board which, by its terms, shall not be so amendable or repealable.

     (f)  The declaration of dividends.

     SECTION 2. Meetings: Meetings of the Executive Committee, of which no notice shall be necessary, shall be held on such days and at such place as shall be fixed, either by the Chairman of the Board, the Chairman of the Executive Committee, or by a vote of the majority of the whole Committee.

     SECTION 3. Quorum and Manner of Acting: Unless otherwise provided by resolution of the Board of Directors, a majority of the Executive Committee shall constitute a quorum for the transaction of business and the act of a majority of all of the members of the Committee, whether present or not, shall be the act of the Executive Committee. The members of the Executive Committee shall act only as a Committee. The procedure of the Committee and its manner of acting shall be subject at all times to the directions of the Board of Directors.

     SECTION 4. Additional Committees: The Board of Directors by resolution adopted by a majority of the entire Board may designate from among its members additional committees, each of which shall consist of one or more Directors and shall have such authority as provided in the resolution designating the committee, except such authority shall not exceed the authority conferred on the Executive Committee by Section 1 of this Article.

     SECTION 5. Alternate Members: The Board of Directors may designate one or more eligible Directors as alternate members of the Executive Committee, or of any other committee of the Board, who may replace any absent or disqualified member or members at any meeting of any such committee.

                                 ARTICLE IV

                                  OFFICERS

     SECTION 1. Number: The officers of the Company shall be a Chairman of the Board, a President, a Chairman of the Executive Committee, one or more Vice Chairman of the Board, one or more Vice Presidents, a Treasurer, a Secretary, a Controller, and such other officers as the Board of Directors may in its discretion elect. Any two or more offices may be held by the same person.

     SECTION 2. Term of Offices and Qualifications: Those officers whose titles are specifically mentioned in Section 1 of this Article IV shall be chosen by the Board of Directors on the day of the Annual Meeting. Unless a shorter term is provided in the resolution of the Board electing such officer, the term of office of such officer shall extend to and expire at the meeting of the Board held on the day of the next Annual Meeting. The Chairman of the Board, the Chairman of the Executive Committee and the Vice Chairmen shall be chosen from among the Directors.

     SECTION 3. Additional Officers: Additional officers other than those whose titles are specifically mentioned in Section 1 of this Article IV shall be elected for such period, have such authority and perform such duties, either in an administrative or subordinate capacity, as the Board of Directors may from time to time determine.

     SECTION 4. Removal of Officers: Any officer may be removed by the Board of Directors with or without cause, at any time. Removal of an officer without cause shall be without prejudice to his or her contract rights, if any, but his or her election as an officer shall not of itself create contract rights.

     SECTION 5. Resignation: Any officer may resign at any time by giving written notice to the Board of Directors, or to the Chairman of the Board, or the President, or to the Secretary. Any such resignation shall take effect at the time specified therein, or if no time be specified, then upon delivery.

     SECTION 6. Vacancies: A vacancy in any office shall be filled by the Board of Directors.

     SECTION 7. Chairman of the Board: The Chairman of the Board shall preside at all meetings of the shareholders at which he or she is present, unless at such meetings the shareholders shall appoint a chairman other than the Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Directors at which he or she is present. In the absence or inability to act of the President, or if the office of the President be vacant, the Chairman of the Board, subject to the right of the Board from time to time to extend or confine such powers and duties or to assign them to others, shall perform all the duties and may exercise all the powers of the President. The Chairman of the Board shall have such powers and perform such other duties as may be assigned to him or her by the Board.

     SECTION 8. President: The President shall, if he or she is also a Director, in the absence of the Chairman of the Board, preside at all meetings of the shareholders, Directors or the Executive Committee at which he or she is present. The President shall act as the Chief Executive Officer of the Company and it shall be his or her duty to supervise generally the management of the business of the Company with responsibility direct to the Board and subject to the control of the Board. The President shall have such powers and perform such other duties as may be assigned to him or her by the Board.

     SECTION 9. Chairman of the Executive Committee: The Chairman of the Executive Committee shall have such powers and perform such duties as may be assigned to him or her by the Board. The Chairman of the Executive Committee shall preside at meetings of the Executive Committee of the Board of Directors.

     SECTION 10. The Vice Chairmen: Each Vice Chairman of the Board shall have such power and shall perform such duties as may be assigned to him or her by the Board of Directors, the Chairman of the Board or the President.

     SECTION 11. The Vice Presidents: Each Vice President shall have such powers and shall perform such duties as may be assigned to him or her by the Board of Directors, the Chairman of the Board or the President.

     SECTION 12. The Treasurer: The Treasurer shall, if required by the Board of Directors, give a bond for the faithful discharge of his or her duties, in such sum and with such sureties as the Board of Directors shall require. He or she shall have charge and custody of, and be responsible for, all funds and securities of the Company, and deposit all such funds in the name of and to the credit of the Company in such banks, trust companies, or other depositories as shall be selected by the Board of Directors. The Treasurer may sign certificates for stock of the Company authorized by the Board of Directors. He or she shall also perform all other duties customarily incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board of Directors.

     SECTION 13. The Controller: The Controller shall keep and maintain the books of account for internal and external reporting purposes. He or she shall also perform all other duties customarily incident to the office of Controller and such other duties as may be assigned to him or her from time to time by the Board of Directors.

     SECTION 14. The Secretary: It shall be the duty of the Secretary to act as secretary of all meetings of the Board of Directors, and of the shareholders, and to keep the minutes of all such meetings at which he or she shall so act in a proper book or books to be provided for that purpose; he or she shall see that all notices required to be given by the Company are duly given and served; he or she may sign and execute in the name of the Company certificates for the stock of the Company, deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors; he or she shall prepare, or cause to be prepared, for use at meetings of shareholders the list of shareholders as of the record date referred to in Article I, Section 12 of these By-Laws and shall certify, or cause the transfer agent to certify, such list; he or she shall keep a current list of the Company's Directors and officers and their residence addresses; he or she shall be custodian of the seal of the Company and shall affix the seal, or cause it to be affixed, to all agreements, documents and other papers requiring the same. The Secretary shall have custody of the Minute Book containing the minutes of all meetings of shareholders, Directors, the Executive Committee, and any other committees which may keep minutes, and of all other contracts and documents which are not in the custody of the Treasurer or the Controller of the Company, or in the custody of some other person authorized by the Board of Directors to have such custody.

     SECTION 15. Appointed Officers: The Board of Directors may delegate to any officer or committee the power to appoint and to remove any subordinate officer, agent or employee.

     SECTION 16.  Assignment and Transfer of Stocks, Bonds, and Other
Securities: The Chairman of the Board, the President, the Treasurer, the Secretary, any Assistant Secretary, any Assistant Treasurer, and each of them, shall have power to assign, or to endorse for transfer, under the corporate seal, and to deliver, any stock, bonds, subscription rights, or other securities, or any beneficial interest therein, held or owned by the Company.

                                ARTICLE V

                 CONTRACTS, CHECKS, DRAFTS AND BANK ACCOUNTS

     SECTION 1. Execution of Contracts: The Board of Directors, except as in these By-Laws otherwise provided, may authorize any officer or officers, agent, or agents, in the name of and on behalf of the Company to enter into any contract or execute and dliver any instrument, and such authority may be general or confined to specific instances; but, unless so authorized by the Board of Directors, or expressly authorized by these By-Laws, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable pecuniarily in any amount for any purpose.

     SECTION 2. Loans: No loans shall be contracted on behalf of the Company, and no negotiable paper shall be issued in its name unless specifically authorized by the Board of Directors.

     SECTION 3. Checks, Drafts, etc.: All checks, drafts, and other orders for the payment of money out of the funds of the Company, and all notes or other evidences of indebtedness of the Company, shall be signed on behalf of the Company in such manner as shall from time to time be determined by resolution of the Board of Directors.

     SECTION 4. Deposits: All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Board of Directors may select.

                              ARTICLE VI
                         STOCKS AND DIVIDENDS

     SECTION 1. Shares of Stock: Shares of stock of the Company shall be represented by certificates except to the extent that the Board of Directors of the Company shall provide by resolution that some or all of any or all classes and series of the Company's shares shall be uncertificated shares, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Except as otherwise expressly provided by law, the rights and obligations of holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

     SECTION 2. Certificates For Shares. To the extent that shares of stock of the Company are to be represented by certificates, the certificates therefor shall be in such form as shall be approved by the Board of Directors. The certificates of stock shall be numbered in order of their issue, shall be signed by the Chairman of the Board, the President, a Vice Chairman or a Vice President, and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer. The signature of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Company itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he or she were an officer at the date of issue.

     SECTION 3. Transfer of Stock: Transfers of stock of the Company shall be made only on the books of the Company by the holder thereof, or by his or her duly authorized attorney, on surrender of the certificate or certificates for stock represented by certificates, properly endorsed, or in the case of shares of stock not represented by certificates, on delivery to the Company of proper transfer instructions. Within a reasonable time after the issuance or transfer of uncertificated stock, the Company shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the Business Corporation Law of the State of New York. Every certificate surrendered to the Company shall be marked "Canceled", with the date of cancellation, and no new certificate shall be issued in exchange therefor until the old certificate has been surrendered and canceled. A person in whose name stock of the Company stands on the books of the Company shall be deemed the owner thereof as regards the Company; provided that, whenever any transfer of stock shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Company, or to its transfer agent shall be so expressed in the entry of the transfer. No transfer of stock shall be valid as against the Company, or its shareholders for any purpose, until it shall have been entered in the stock records of the Company as specified in these By-Laws by an entry showing from and to whom transferred.

     SECTION 4. Transfer and Registry Agents: The Company may, from time to time, maintain one or more transfer offices or agencies and/or registry offices at such place or places as may be determined from time to time by the Board of Directors; and the Board of Directors may, from time to time, define the duties of such transfer agents and registrars and make such rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificates for stock or uncertificated stock of the Company.

     SECTION 5. Lost, Destroyed and Mutilated Certificates: The holder of any certificated stock of the Company shall immediately notify the Company of any loss, destruction or mutilation of the certificate therefor. The Company may issue a new certificate or uncertificated stock in place of the lost or destroyed certificate, but as a condition to such issue, the holder of such certificate must make satisfactory proof of the loss or destruction thereof, and must give to the Company a bond of indemnity in form and amount and with one or more sureties satisfactory to the Treasurer, the Secretary or any Assistant Treasurer or Assistant Secretary. Such bond of indemnity shall also name as obligee each of the transfer agents and registrars for the stock the certificate for which has been lost or destroyed.

     SECTION 6. Record Dates for Certain Purposes: The Board of Directors of the Company shall fix a day and hour not more than sixty days preceding the date of any meeting of shareholders, or the date for payment of any cash or stock dividend, or the date for the allotment of any rights of subscription, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or entitled to receive any such allotment of rights of subscription, or entitled to exercise rights in respect of any such change, conversion or exchange of capital stock, and in such case, such shareholders and only such shareholders as shall be shareholders of record on the day and hour so fixed shall be entitled to such notice of, and to vote at, such meeting or any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights of subscription, or to exercise rights in connection with such change or conversion or exchange of capital stock, as the case may be, notwithstanding any transfer of any stock on the books of the Company after such day and hour fixed as aforesaid.

     SECTION 7. Dividends and Surplus: Subject to the limitations prescribed by law, the Board of Directors (1) may declare dividends on the stock of the Company whenever and in such amounts as, in its opinion, the condition of the affairs of the Company shall render it advisable, (2) may use and apply, in its discretion, any part or all of the surplus of the Company in purchasing or acquiring any of the shares of stock of the Company, and (3) may set aside from time to time out of such surplus or net profits such sum or sums as it in its absolute discretion, may think proper as a reserve fund to meet contingencies or for equalizing dividends, or for the purpose of maintaining or increasing the property or business of the Company, or for any other purpose it may think conducive to the best interest of the Company.

                                ARTICLE VII

                             OFFICES AND BOOKS

     SECTION 1. Offices: The Company shall maintain an office at such place in the County of Monroe, State of New York, as the Board of Directors may determine. The Board of Directors may from time to time and at any time establish other offices of the Company or branches of its business at whatever place or places seem to it expedient.

     SECTION 2.  Books and Records:

     (a) There shall be kept at one or more offices of the Company (1) correct and complete books and records of account, (2) minutes of the proceedings of the shareholders, Board of Directors and the Executive Committee, (3) a current list of the Directors and officers of the Company and their residence addresses, and (4) a copy of these By-Laws.

     (b) The stock records may be kept either at the office of the Company or at the office of its transfer agent or registrar in the State of New York, if any, and shall contain the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

                              ARTICLE VIII

                                GENERAL

     SECTION 1. Seal: The corporate seal shall be in the form of a circle and shall bear the full name of the Company and the words and figures "Incorporated 1906, Rochester, N. Y.".

     SECTION 2. Indemnification of Directors and Officers: Except to the extent expressly prohibited by law, the Company shall indemnify any person, made or threatened to be made, a party in any civil or criminal action or proceeding, including an action or proceeding by or in the right of the Company to procure a judgment in its favor or by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any Director or officer of the Company served in any capacity at the request of the Company, by reason of the fact that he or she, his or her testator or intestate is or was a Director or officer of the Company or serves or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be required with respect to any settlement unless the Company shall have given its prior approval thereto. Such indemnification shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, consistent with the provisions of applicable law. In addition to the foregoing, the Company is authorized to extend rights to indemnification and advancement of expenses to such persons by i) resolution of the shareholders, ii) resolution of the Directors or iii) an agreement, to the extent not expressly prohibited by law.

                                ARTICLE IX

                                FISCAL YEAR

     SECTION 1. Fiscal Year: The fiscal year of the Company shall end on the 31st day of December in each year.

                                ARTICLE X

                                AMENDMENTS

     SECTION 1. Amendments: By-Laws of the Company may be amended, repealed or adopted by a majority of the votes of the shares at the time entitled to vote in the election of any Directors. If, at any meeting of shareholders, action is proposed to be taken to amend, repeal or adopt By-Laws, the notice of such meeting shall include a brief statement or summary of the proposed action. The By-Laws may also be amended, repealed or adopted by the Board of Directors, but any By-Law adopted by the Board may be amended or repealed by shareholders entitled to vote thereon as hereinabove provided. If any By-Law regulating an impending election of Directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of Directors the By-Law so adopted, amended or repealed, together with a concise statement of the changes made.